Second Quarter Earnings Call Supplemental Information August 2, 2022

Enhabit Home Health & Hospice 2 Forward Looking Statement Statements contained in this presentation which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, the impact of the ongoing COVID-19 pandemic, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, our ability to control costs, particularly labor and employee benefit costs, and other factors which may be identified from time to time in Enhabit’s SEC filings and other public announcements, including Enhabit’s Form 10 Registration Statement filed on May 25, 2022, as amended on June 9, 2022 and June 14, 2022. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information.

Enhabit Home Health & Hospice 3 Contents Overview and Key Takeaways 5-10 Detailed Financial and Operational Results 11-15 Debt, Liquidity and Cash Flow 16-18 Guidance 19-23 Company Overview 24-26 Appendix, Including Reconciliations to GAAP 27-43

Enhabit Home Health & Hospice 4 A better way to care We remain committed to providing high-quality, compassionate care to every patient wherever they call home Enhabit began trading on the NYSE under the ticker symbol EHAB on July 1, 2022.

Overview of Quarter Results 1

Quarterly Results at a Glance

Home health continues to drive strong growth in Medicare Advantage admissions.

Total admissions decreased 2.4% Y/Y, as the 21.5% growth in non-episodic admissions was offset by a 9.0% decrease in episodic admissions.

Total admissions are up 1.3% YTD for 2022.

Hospice admissions growth began to trend positive late in the quarter.

Q1 declines in admissions due to staffing constraints continued into Q2 and drove average daily census lower.

Strategic changes to hospice leadership, operations and sales are providing positive momentum exiting June and into the third quarter.

Continued payor mix shift in home heath, the partial resumption of sequestration, and inflation impacted the quarter.

The partial resumption of sequestration reduced consolidated net revenue and Adjusted EBITDA by ~$3.4 million.

Cost of services increased due to higher costs of labor, fleet and mileage reimbursement.

The second quarter was the strongest quarter in 2021 for starts of care.

$268.0M
Revenue

$40.3M
Adjusted EBITDA

49,399
Home Health Total Admissions

2,835
Hospice Admissions

62,691
Home Health Completed Episodes

3,447
Hospice Average Daily Census

$2,972
Home Health Revenue per Completed Episode

$152
Hospice Revenue per Day

$88
Home Health Cost per Visit

$69
Hospice Cost per Day

Enhabit Home Health & Hospice

Reconciliations to GAAP provided on pages 36 to 42

6

Enhabit Home Health & Hospice 7 Q2’22 Strategic Commentary • Total admissions decreased Y/Y primarily due to a reduction in episodic admissions offset by continued growth in non-episodic admissions. o Factors contributing to the Y/Y decrease in volumes included: - Increased use of paid days off (PDO) - Rebranding and its impact on electronic referral systems - Decreased admissions from acute care hospitals • Recertifications decreased 4.0% Y/Y primarily due to an increase in therapy patients. • Revenue per completed episode was generally flat Y/Y as the increase in Medicare reimbursement rates was offset by the partial resumption of sequestration, the timing of completed episodes and patient mix under the Patient Driven Groupings Model. • Cost per visit increased 10.0% Y/Y primarily due to lower clinical productivity, increased costs associated with fleet and mileage reimbursement, increased PDO usage, increased use of contract staff, and market rate increases for nurses. • Admissions decreased 14.0% Y/Y primarily due to capacity constraints and staffing challenges leading to a decline in referrals. • Fewer patients began care relative to the discharge rate during Q2 2022. • Cost per day increased 6.2% Y/Y primarily due to lower clinical productivity, increased costs associated with fleet and mileage reimbursement, and costs associated with our use of Medalogix Muse for patient care planning. Home Health total admissions decreased 2.4% Y/Y Hospice average daily census decreased 10.9% Y/Y

Q2'22 Strategic Commentary

Revenue decreased 6.3% Y/Y

- Revenue decreased Y/Y primarily due to lower volumes in both segments, the continued shift to more non-episodic patients in home health, and the partial resumption of sequestration.
- Lower volumes Y/Y resulted from:
  - Capacity constraints resulting from increased usage of PDO
  - Referral challenges resulting from the impact of rebranding on electronic referral systems
  - Decreased admissions from acute care hospitals
- 22.6% of total home health visits were non-episodic visits in Q2'22, up from 18.5% of total visits in Q2'21
  - Estimated impact of this payor mix shift is $3 million to $4 million in Q2'22
- Partial resumption of sequestration (1% April 1st; 2% July 1st) decreased revenue $3.4 million in Q2'22 ($3.0 million home health; $0.4 million hospice).

Adjusted EBITDA decreased 30.3% Y/Y

- Adjusted EBITDA decreased Y/Y primarily due to lower revenue and higher cost of services related to labor, fleet and mileage reimbursement.
  - Additional costs associated with increased use of PDO and covering absences with extra visit pay, PRN usage, etc…
  - Cost associated with fleet and mileage reimbursement increased $2.3 million Y/Y
  - Increased costs associated with lower clinical productivity, increased use of contract staff and market rate increases for nurses

Enhabit Home Health & Hospice

Reconciliations to GAAP provided on pages 36 to 42 8

Enhabit Home Health & Hospice 9 Q2’22 Strategic Commentary • Medicare Advantage has grown from 12.9% of our home health revenue in Q2’21 to 16.8% in Q2’22. • Continued growth in non-episodic admissions underscores the continued shift of Medicare eligibles to Medicare Advantage. • Current Medicare Advantage per visit rate differential to Medicare fee-for-service is 35% to 40%. • Deploying a disciplined approach to manage growth in Medicare Advantage and close the rate differential o Creation of payor innovation team o Strategic conversations with Medicare Advantage payors o Terminating low-paying contracts • Continuing to prioritize nursing hires and experiencing positive trends • Caring for and investing in our growing team o Updated mileage reimbursement program o Kept employee paid premiums down or flat o Increased hiring incentives through salary market adjustments and more flexible work schedules Continued Growth in Medicare Advantage Labor trends and retention initiatives

Enhabit Home Health & Hospice 10 Home Health & Hospice Highlights Home Health Q2 Overview 4th Largest Provider of Medicare-Certified Skilled Home Health Services 34Home Health Locations States Hospice Q2 Overview 12th Largest Provider of Medicare-Certified Hospice Services 22Hospice Locations States 81,839 Total Starts of Care 49,399 Total Admissions $2,972 Revenue per Episode $88 Total Cost per Visit 1,217,447 Total Visits 2,835 Total Admissions 3,447 Average Daily Census $152 Revenue per Day $69 Cost per Day 109 Average Length of Stay Note: Market share is based on 2020 Medicare expenditures. 251 100

Detailed Financial and Operational Results 2

Enhabit Home Health & Hospice 12 Q2’22 Consolidated Results Q2 ‘22 vs. ‘21 ($ in millions, except per share data) 2022 2021 Home health net service revenue $220.2 $232.3 (5.2)% Hospice net service revenue $47.8 $53.8 (11.2)% Total net service revenue $268.0 $286.1 (6.3)% % of Revenue % of Revenue Cost of services 48.6% ($130.3) 45.3% ($129.6) 0.5% Gross margin 51.4% $137.7 54.7% $156.5 (12.0)% Administrative & general expenses 36.1% ($96.7) 35.0% ($100.0) (3.3)% Operating expenses 84.7% ($227.0) 80.3% ($229.6) (1.1)% Other income - ($1.6) Equity in net income of nonconsolidated affiliates - ($0.2) Noncontrolling interests $0.7 $0.5 Adjusted EBITDA $40.3 $57.8 (30.3%) Adjusted EBITDA margin 15.0% 20.2% Adjusted EPS see calculations on slides 36 and 37 $0.47 $0.71 (33.8%) In arriving at Adjusted EBITDA, the following were excluded: Gain on disposal of assets ($0.4) ($0.4) Stock compensation expense $1.2 $1.2 Other losses $4.7 $4.9 Revenue • Lower volumes • Payor mix shift to more non-episodic • Partial resumption of sequestration Adjusted EBITDA • Lower revenue • Higher cost of services related to labor, fleet and mileage reimbursement Reconciliations to GAAP provided on pages 36 to 42

Home Health Segment

($ in millions)	Q2 2022	Q2 2021	'22 vs. '21
Net service revenue	$220.2	$232.3	(5.2)%
Cost of services	108.8	106.6	2.1%
Gross margin	*50.6%*	*54.1%*	
Adjusted EBITDA	**$53.0**	**$63.3**	**(16.3)%**
% Adj. EBITDA margin	*24.1%*	*27.3%*	
Operational metrics (Actual Amounts)			
Starts of care			
Episodic admissions	36,106	39,657	(9.0)%
Non-episodic admissions	13,293	10,941	21.5%
Total admissions	**49,399**	**50,598**	**(2.4)%**
Same-store total admissions growth			*(5.3)%*
Episodic recertifications	25,993	28,296	(8.1)%
Non-episodic recertifications	6,447	5,498	17.3%
Total recertifications	**32,440**	**33,794**	**(4.0)%**
Same-store total recertifications growth			*(5.8)%*
Total starts of care	**81,839**	**84,392**	**(3.0)%**
Completed episodes	**62,691**	**67,839**	**(7.6)%**
Revenue per episode	**$2,972**	**$2,967**	**0.2%**
Visits per episode	**15.0**	**15.6**	**(3.8)%**
Total visits	**1,217,447**	**1,297,350**	**(6.2)%**
Non-episodic visits	275,679	240,006	14.9%
Cost per visit	**$88**	**$80**	**10.0%**

Revenue

- Reduction in episodic admissions
- Payor mix shift
- Partial resumption of sequestration

Adjusted EBITDA

- Lower revenue
- Higher cost of services related to labor, fleet and mileage reimbursement

Enhabit Home Health & Hospice

Reconciliations to GAAP provided on pages 36 to 42

13

Enhabit Home Health & Hospice 14 Hospice Segment Q2 ‘22 vs. ‘21($ in millions) 2022 2021 Net service revenue $47.8 $53.8 (11.2)% Cost of services 21.5 23.0 (6.5)% Gross margin 55.0% 57.2% Adjusted EBITDA $10.7 $14.5 (26.2)% % Adj. EBITDA margin 22.4% 27.0% Operational metrics (Actual Amounts) Total admissions 2,835 3,298 (14.0)% Same-store total admissions growth (22.1)% Patient days 313,718 351,878 (10.8)% Discharged average length of stay 109 115 (5.2)% Average daily census 3,447 3,867 (10.9)% Revenue per day $152 $153 (0.7)% Cost per day $69 $65 6.2% Revenue • Decrease in average daily census • Partial resumption of sequestration Adjusted EBITDA • Lower revenue • Higher cost of services related to labor, fleet, mileage reimbursement, and implementation of MUSE Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 15 Consolidated Adjusted EBITDA *Home office administrative and general expenses in the above table exclude stock compensation of $1.8 million and $2.1 million for Q2 2022 and Q2 2021, respectively, as well as $4.1 million and $2.7 million in costs associated with the strategic alternatives review for Q2 2022 and Q2 2021, respectively. In addition, Q2 2021 excludes $1.3 million of transaction costs associated with the Frontier acquisition in Q2 2021. Reconciliations to GAAP provided on pages 36 to 42 ($ in millions) Q2 2022 % of Consolidated Rev. Q2 2021 % of Consolidated Rev. Home health segment Adjusted EBITDA $53.0 $63.3 Hospice segment Adjusted EBITDA $10.7 $14.5 Home office administrative and general expenses* ($23.4) 8.7% ($20.0) 7.0% Consolidated Adjusted EBITDA $40.3 $57.8

Debt, Liquidity and Cash Flow 3

Enhabit Home Health & Hospice 17 Debt & Liquidity Metrics ($ in millions) Jun 30, 2022 Advances under $350 million revolving credit facility, due 2027 $170.0 $400 million term loan facility, due 2027 397.7 Finance lease obligations 6.2 Total debt $573.9 Less: Cash and cash equivalents 50.2 Net debt $523.7 Net debt to Adjusted EBITDA 2.9x Available liquidity $230.2 Notes: • Current interest rate of 3.9% (SOFR + credit spread adjustment + 175 bps) Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 18 Adjusted Free Cash Flow The reduction in adjusted free cash flow primarily resulted from the decrease in Adjusted EBITDA. See uses of free cash flow on slide 23. ($ in millions) Reconciliations to GAAP provided on pages 36 to 42

Guidance 4

Enhabit Home Health & Hospice 20 2022 Guidance Revised August 1, 2022 ($ in millions, except per share data) 2022 Updated Guidance 2022 Original Guidance 2021 Adjusted* Net service revenue $1,075 to $1,110 $1,080 to $1,120 $1,107 Adjusted EBITDA $155 to $170 $165 to $185 $197 Adjusted EPS $1.47 to $1.75 $1.64 to $2.01 $2.35 Reconciliations to GAAP provided on pages 36 to 42 * Reflects Enhabit on a carve-out basis

Enhabit Home Health & Hospice 21 Guidance Considerations • An increase of 3.4% in Medicare pricing prior to resumption of sequestration • Cost per visit increase of 5% to 6% Commentary: Home Health Projections • Capacity constraints related to staffing in the first half of 2022 led to a decline in hospice referrals; recovery of volumes has been slower than anticipated • An increase of 2.0% in Medicare pricing prior to resumption of sequestration • Cost per patient day increase of 3.5% to 4.5% Commentary: Hospice Projections • Incremental general and administrative costs of $22 million to $24 million(1) • Incremental expense of $2 million to $3 million for de novo locations • Interest expense of $10 million to $14 million • Tax rate of approximately 26% • Diluted share count of approximately 50 million shares • Guidance excludes nonrecurring costs related to the separation from Encompass Health Commentary: Consolidated Projections (1) The incremental G&A costs for Enhabit on a full-year basis are expected to be $26 million to $28 million, with that run rate achieved by the end of FY 2023. Enhabit's FY 2022 incremental G&A is expected to be lower than this range due to the lower cost of overhead allocated from Encompass Health prior to the separation date. See page 30 for overhead allocations from Encompass Health. Changes since prior guidance are underlined

Enhabit Home Health & Hospice 22Reconciliations to GAAP provided on pages 36 to 42 Adjusted Free Cash Flow Assumptions Certain cash flow items (in millions) 2021 Adjusted* 2022 YTD 2022 Assumptions Cash interest payments $0.3 $0.1 $10 to $14 Cash income tax payments, net of refunds 28.4 - $20 to $25 Working capital 32.8 $6.6 $25 to $35 Maintenance capital expenditures 5.4 $2.6 $5 to $10 Adjusted free cash flow $130.3 $78.0 $75 to $106 * Reflects Enhabit on a carve-out basis

Enhabit Home Health & Hospice 23 Uses of Free Cash Flow *Reflects Enhabit on a carve-out basis **On January 1, 2022, we acquired a 50% equity interest from Frontier Home Health and Hospice, LLC in a joint venture with Saint Alphonsus system which operates home health and hospice locations in Boise, Idaho. The total purchase price was $15.9 million and was funded on December 31, 2021. ***2021 adjusted primarily related to finance lease obligations on vehicle fleet. In 2022, Enhabit will be required to pay $10 million of scheduled debt amortization associated with its term loan. (in millions) 2021 Adjusted* 2022 YTD 2022 Assumptions Growth in Core Business De novos $- $0.5 $2 to $3 Acquisitions** $117.5 - $50 to $100 Debt reduction Debt redemptions (borrowings), net*** $1.2 ($567.1) TBD

Company Overview 5

Enhabit Home Health & Hospice 25 Overview 86 hospice locations co-located with home health locations(1) 11 states where we are #1 or #2 in home health(2) ~69% of total Medicare home health spend occurs in states in which we operate(2) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 20 years, we’ve provided care with high-quality outcomes becoming a trusted partner of health systems, payors and other risk-bearing entities We operate nationally across 34 states with 10,000+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of June 30, 2022 (2) Based on 2020 Home Health Medicare revenues 100 Hospice Locations 251 Home Health Locations

Growth Strategy

Multi-faceted growth avenues with clearly defined areas of opportunity

Drive organic growth at existing operations

Currently located in states that represent ~69% of 2020 total Medicare home health spend

Execute on de novo strategy

Expecting to open 10 de novo locations per year

Pursue strategic acquisitions

In 2022, we expect to spend approximately $50 to $100 million on acquisitions

Leverage care transitions expertise

Attractive partner due to quality of outcomes, data management capabilities, scale and market density

Expand Medicare Advantage focus

Total Medicare beneficiaries choosing Medicare Advantage expected to grow to 51% by 2030 compared to ~44% in 2021

Explore adjacent service offerings

Explore adjacent verticals to further bolster
our footprint in home health services

Enhabit Home Health & Hospice

26

Enhabit Home Health & Hospice 27 Appendix

Enhabit Home Health & Hospice 28 Home Health Operational Metrics (In Millions) Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 FY 2021 Home health net service revenue $220.2 $224.9 $224.0 $221.1 $232.3 $219.9 $897.3 Home Health (Actual Amounts) Total admissions 49,399 53,309 50,817 48,412 50,598 50,799 200,626 Episodic admissions 36,106 38,971 37,908 37,577 39,657 40,215 155,357 Non-episodic admissions 13,293 14,338 12,909 10,835 10,941 10,584 45,269 Total recertifications 32,440 31,787 32,621 32,942 33,794 31,902 131,259 Episodic recertifications 25,993 25,808 27,273 27,742 28,296 28,083 111,394 Non-episodic recertifications 6,447 5,979 5,348 5,200 5,498 3,819 19,865 Total starts of care 81,839 85,096 83,438 81,354 84,392 82,701 331,885 Completed episodes 62,691 63,111 64,242 66,065 67,839 66,435 264,581 Avg. revenue per episode $2,972 $3,038 $3,010 $2,916 $2,967 $2,923 $2,954 Visits per episode 15.0 15.2 15.1 15.0 15.6 15.8 15.4 Total visits 1,217,447 1,228,084 1,219,906 1,213,370 1,297,350 1,239,073 4,969,699 Non-episodic visits 275,679 270,253 246,777 220,260 240,006 191,056 898,099 Cost per visit $88 $86 $85 $87 $80 $81 $83

Enhabit Home Health & Hospice 29 Hospice Operational Metrics (In Millions) Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 FY 2021 Hospice net service revenue $47.7 $49.4 $52.1 $52.8 $53.8 $50.6 $209.3 Hospice (Actual Amounts) Total admissions 2,835 3,246 3,223 3,262 3,298 3,330 13,113 Patient days 313,718 319,834 334,011 352,691 351,878 334,400 1,372,980 Discharged average length of stay 109 108 106 106 115 100 107 Average daily census 3,447 3,554 3,631 3,834 3,867 3,716 3,762 Revenue per day $152 $154 $156 $150 $153 $151 $152 Cost per day $69 $68 $66 $67 $65 $65 $66

Enhabit Home Health & Hospice 30 Reconciliation of Historic Segment Adjusted EBITDA of Encompass Health to Enhabit Adjusted EBITDA ($ in millions) Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Q2 2022 YTD 2022 Encompass Health Segment Adjusted EBITDA $50.8 $61.7 $46.4 $52.6 $211.5 $50.1 $43.8 $93.9 Less: Overhead allocation from Encompass Health (3.8) (4.6) (3.9) (4.4) (16.7) (3.6) (4.1) (7.7) Add: stock compensation included in overhead allocation 0.2 0.9 0.5 0.8 2.4 0.5 0.6 1.1 Enhabit Adjusted EBITDA $47.2 $58.0 $43.0 $49.0 $197.2 $47.0 $40.3 $87.3 Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 31 Consolidated Results – YTD 2022 Year-To-Date ‘22 vs. ‘21 ($ in millions, except per share data) 2022 2021 Home health net service revenue $445.1 $452.2 (1.6)% Hospice net service revenue $97.2 $104.4 (6.9)% Total net service revenue $542.3 $556.6 (2.6)% % of Revenue % of Revenue Cost of services 47.9% ($260.0) 45.7% ($254.2) 2.3% Gross margin 52.1% $282.3 54.3% $302.4 (6.6)% Administrative & general expenses 35.7% ($193.7) 35.7% ($198.5) (2.4)% Operating expenses 83.7% ($453.7) 81.3% ($452.7) 0.2% Other income - ($1.6) Equity in net income of nonconsolidated affiliates - ($0.4) Noncontrolling interests $1.3 $0.9 Adjusted EBITDA $87.3 $105.0 (16.9%) Adjusted EBITDA margin 16.1% 18.9% Adjusted EPS $1.02 $1.28 (20.3%) In arriving at Adjusted EBITDA, the following were excluded: Gain on disposal of assets ($0.5) ($0.5) Stock compensation expense $2.5 $1.8 Other losses $7.2 $5.8 Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 32 Home Health Segment Results – YTD 2022 Year-To-Date ‘22 vs. ‘21($ in millions) 2022 2021 Net service revenue $445.1 $452.2 (1.6)% Cost of services 216.8 209.6 3.4% Gross margin 51.3% 53.6% Adjusted EBITDA $110.7 119.3 (7.2)% % Adj. EBITDA margin 24.9% 26.4% Operational metrics (Actual Amounts) Starts of care Episodic admissions 75,077 79,872 (6.0)% Non-episodic admissions 27,631 21,525 28.4% Total admissions 102,708 101,397 1.3% Same-store total admissions growth (2.2)% Episodic recertifications 51,801 56,379 (8.1)% Non-episodic recertifications 12,426 9,317 33.4% Total recertifications 64,227 65,696 (2.2)% Same-store total recertifications growth (4.4)% Total starts of care 166,935 167,093 (0.1)% Completed episodes 125,802 134,274 (6.3)% Revenue per episode $3,005 $2,945 2.0% Visits per episode 15.1 15.7 (3.8)% Total visits 2,445,531 2,536,423 (3.6)% Non-episodic visits 545,932 431,062 26.6% Cost per visit $87 $81 7.4% Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 33 Hospice Segment Results – YTD 2022 Year-To-Date ‘22 vs. ‘21($ in millions) 2022 2021 Net service revenue $97.2 $104.4 (6.9)% Cost of services 43.2 44.6 (3.1)% Gross margin 55.6% 57.3% Adjusted EBITDA $23.4 $28.0 (16.4)% % Adj. EBITDA margin 24.1% 26.8% Operational metrics (Actual Amounts) Total admissions 6,081 6,628 (8.3)% Same-store total admissions growth (18.4)% Patient days 633,552 686,278 (7.7)% Discharged average length of stay 109 108 0.9% Average daily census 3,500 3,792 (7.7)% Revenue per day $153 $152 0.7% Cost per day $68 $65 4.6% Reconciliations to GAAP provided on pages 36 to 42

Enhabit Home Health & Hospice 34 Payor Sources - Consolidated Consolidated Q2 YTD FY As a % of Revenue 2022 2021 2022 2021 2021 Medicare 78.5% 82.1% 78.8% 82.4% 81.9% Medicare Advantage 13.8% 10.5% 13.2% 10.4% 10.6% Managed Care 6.7% 5.8% 6.8% 5.6% 5.9% Medicaid 1.0% 1.4% 1.2% 1.4% 1.4% Other 0.0% 0.2% - 0.2% 0.2% Total 100.0% 100.0% 100.0% 100.0% 100.0%

Enhabit Home Health & Hospice 35 Payor Sources - By Segment Home Health Q2 YTD FY As a % of Revenue 2022 2021 2022 2021 2021 Medicare 74.5% 78.5% 75.0% 78.9% 78.2% Medicare Advantage 16.8% 12.9% 16.0% 12.8% 13.1% Managed Care 7.5% 6.8% 7.7% 6.5% 6.9% Medicaid 1.2% 1.6% 1.3% 1.6% 1.6% Other 0.0% 0.2% 0.0% 0.2% 0.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% Hospice Q2 YTD FY As a % of Revenue 2022 2021 2022 2021 2021 Medicare 96.7% 97.8% 96.8% 98.1% 97.9% Managed Care 2.9% 1.5% 2.6% 1.2% 1.5% Medicaid 0.4% 0.7% 0.6% 0.7% 0.6% Total 100.0% 100.0% 100.0% 100.0% 100.0%

Enhabit Home Health & Hospice 36 EPS Calculation: Q2 2022 Adjusted EPS – Q2 2022 ($ in millions, except per share amounts) As Reported Income Tax Adjustments Transaction Costs As Adjusted Adjusted EBITDA $40.3 - - $40.3 Gain on disposal or impairment of assets 0.4 - - 0.4 Stock compensation expense (1.2) - - (1.2) Transaction costs (4.1) - 4.1 - Depreciation and amortization (8.2) - - (8.2) Interest exp. and amortization of debt discounts & fees (0.1) - - (0.1) Stock compensation in overhead allocation (0.6) - - (0.6) Net income before income taxes 26.5 - 4.1 30.6 Income tax expense (6.4) - (1.0) (7.4) Net income attributable to Enhabit $20.1 - $3.1 $23.2 Diluted earnings per share $0.41 - $0.06 $0.47 Diluted shares 49.6 - - 49.6

Enhabit Home Health & Hospice 37 EPS Calculation: Q2 2021 Adjusted EPS – Q2 2021 ($ in millions, except per share amounts) As Reported Income Tax Adjustments Transaction Costs As Adjusted Adjusted EBITDA $57.8 - - $57.8 Gain on disposal or impairment of assets 0.4 - - 0.4 Stock compensation expense (1.2) - - (1.2) Transaction costs (4.0) - 4.0 - Depreciation and amortization (9.4) - - (9.4) Interest exp. and amortization of debt discounts & fees - - - - Stock compensation in overhead allocation (0.9) - - (0.9) Net income before income taxes 42.7 - 4.0 46.7 Income tax expense (10.4) (0.1) (1.0) (11.5) Net income attributable to Enhabit $32.3 $(0.1) $3.0 $35.2 Diluted earnings per share $0.65 $0.00 $0.06 $0.71 Diluted shares 49.6 - - 49.6

Enhabit Home Health & Hospice 38 EPS Calculation: YTD 2022 Adjusted EPS – YTD 2022 ($ in millions, except per share amounts) As Reported Transaction Costs As Adjusted Adjusted EBITDA $87.3 - $87.3 Gain on disposal or impairment of assets 0.5 - 0.5 Stock compensation expense (2.5) - (2.5) Transaction costs (6.1) 6.1 - Depreciation and amortization (16.7) - (16.7) Interest exp. and amortization of debt discounts & fees (0.1) - (0.1) Stock compensation in overhead allocation (1.1) - (1.1) Net income before income taxes 61.3 6.1 67.4 Income tax expense (15.1) (1.5) (16.6) Net income attributable to Enhabit $46.2 $4.6 $50.8 Diluted earnings per share $0.93 $0.09 $1.02 Diluted shares 49.6 - 49.6

Enhabit Home Health & Hospice 39 EPS Calculation: YTD 2021 Adjusted EPS – YTD 2021 ($ in millions, except per share amounts) As Reported Income Tax Adjustments Transaction Costs As Adjusted Adjusted EBITDA $105.0 - - $105.0 Gain on disposal or impairment of assets 0.5 - - 0.5 Stock compensation expense (1.8) - - (1.8) Transaction costs (4.7) - 4.7 - Depreciation and amortization (18.5) - - (18.5) Interest exp. and amortization of debt discounts & fees (0.1) - - (0.1) Stock compensation in overhead allocation (1.1) - - (1.1) Net income before income taxes 79.3 - 4.7 84.0 Income tax expense (19.1) (0.3) (1.2) (20.6) Net income attributable to Enhabit $60.2 ($0.3) $3.5 $63.4 Diluted earnings per share $1.21 ($0.01) $0.07 $1.28 Diluted shares 49.6 - - 49.6

Enhabit Home Health & Hospice 40 Reconciliation of Net Income to Adjusted EBITDA – Consolidated QTD YTD ($ in millions) 2022 2021 2022 2021 Net income $20.8 $32.8 $47.5 $61.1 Income tax expense 6.4 10.4 15.1 19.1 Interest expense and amortization of debt discounts and fees 0.1 - 0.1 0.1 Depreciation and amortization 8.2 9.4 16.7 18.5 Gain on disposal or impairment of assets (0.4) (0.4) (0.5) (0.5) Stock-based compensation 1.2 1.2 2.5 1.8 Stock-based compensation including overhead allocation 0.6 0.9 1.1 1.1 Net income attributable to noncontrolling interests (0.7) (0.5) (1.3) (0.9) Transaction costs 4.1 4.0 6.1 4.7 Adjusted EBITDA $40.3 $57.8 $87.3 $105.0

Enhabit Home Health & Hospice 41 Reconciliation of Cash Provided by Operations to Adjusted EBITDA QTD YTD ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $33.6 $73.2 $75.0 $93.6 Interest expense and amortization of debt discounts and fees 0.1 - 0.1 0.1 Equity in net income of nonconsolidated affiliates - 0.2 - 0.4 Net income attributable to noncontrolling interests in continuing operations (0.7) (0.5) (1.3) (0.9) Distributions from nonconsolidated affiliates - (0.1) - (0.2) Current portion of income tax expense 7.6 10.1 16.5 18.2 Change in assets and liabilities (5.0) (31.6) (10.3) (13.6) Transaction costs 4.1 4.0 6.1 4.7 Stock-based compensation included in overhead allocation 0.6 0.9 1.1 1.1 Other - 1.6 0.1 1.6 Adjusted EBITDA $40.3 $57.8 $87.3 $105.0

Enhabit Home Health & Hospice 42 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow QTD YTD ($ in millions) 2022 2021 2022 2021 Net cash provided by operating activities $33.6 $73.2 $75.0 $93.6 Cash expenditures for maintenance (0.3) (2.2) (2.6) (3.1) Distributions paid to non controlling interests of consolidated affairs (0.2) (1.0) (0.7) (1.3) Items non-indicative of ongoing operations performance: Stock-based compensation including overhead allocation 0.6 0.9 1.1 1.1 Transaction costs and related assumed liabilities 3.7 3.1 5.2 3.1 Adjusted free cash flow $37.4 $74.0 $78.0 $93.4

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